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                                                                     EXHIBIT 5.2




GRAYDON
HEAD &
RITCHEY
LLP
ATTORNEYS AT LAW

RICHARD G. SCHMALZL, ESQ.
DIRECT DIAL:  (513) 629-2828
E-MAIL:  rschmalzl@graydon.com

                                                              April 22, 2002

Regent Communications, Inc.
100 E. RiverCenter Boulevard
9th Floor
Covington, Kentucky 41011

         RE: ISSUANCE OF 9,487,500 SHARES OF COMMON STOCK OF REGENT COMMUNICATIONS, INC. PURSUANT TO REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-84548) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Ladies and Gentlemen:

         We have acted as counsel to Regent Communications, Inc., a Delaware corporation ("Company"), in connection with the issuance of 9,487,500 shares of common stock, par value $.01 per share (the "Common Stock") pursuant to the public offering of such shares, as set forth in the Registration Statement on Form S-3 (File No. 333-84548), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.

         As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Certificate of Incorporation, as amended, By-laws, as amended, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

         On the basis of the foregoing, we express the opinion that the 9,487,500 shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement have been duly authorized for issuance and sale as contemplated by the Registration Statement, are free of preemptive rights and, when issued and delivered by the Company as contemplated by the Registration Statements against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in the related Prospectus for the offering of these shares under the caption "Legal Matters."



                                          Very truly yours,

                                          GRAYDON HEAD & RITCHEY LLP


                                          By:      /s/ RICHARD G. SCHMALZL
                                                   -----------------------
                                                   Richard G. Schmalzl, Partner